Exhibit 99.1

Oceaneering Reports Fourth Quarter and Full Year 2018 Results

HOUSTON, February 13, 2019 – Oceaneering International, Inc. ("Oceaneering") (NYSE:OII) today reported a net loss of $64.1 million, or $(0.65) per share, on revenue of $495 million for the three months ended December 31, 2018. Adjusted net income was $7.3 million, or $0.07 per share, reflecting the impact of $71.4 million of net adjustments, primarily a $76.4 million pre-tax goodwill impairment in its Subsea Projects segment. During the prior quarter ended September 30, 2018, Oceaneering reported a net loss of $66.0 million, or $(0.67) per share, on revenue of $519 million, and an adjusted net loss of $13.9 million, or $(0.14) per share.

For the full year 2018, Oceaneering reported a net loss of $212 million, or $(2.16) per share, on revenue of $1.9 billion. Adjusted net loss was $69.7 million, or $(0.71) per share, reflecting the impact of $143 million of net adjustments. These adjustments included the $76.4 million pre-tax goodwill impairment referred to above, $18.0 million of foreign currency exchange losses and $64.4 million of discrete tax benefits. This compared to 2017 net income of $166.4 million, or $1.68 per share, on revenue of $1.9 billion, and adjusted net loss of $6.8 million, or $(0.07) per share.

Adjusted operating income (loss), operating margins, net income (loss) and earnings (loss) per share, EBITDA and adjusted EBITDA (as well as EBITDA and adjusted EBITDA margin and forecasted 2019 EBITDA) and free cash flow are non-GAAP measures that exclude the impacts of certain identified items. Reconciliations to the corresponding GAAP measures are shown in the tables Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS), EBITDA and EBITDA Margin, 2019 EBITDA Estimates, Free Cash Flow, Adjusted Operating Income (Loss) and Margin by Segment, and EBITDA and Adjusted EBITDA and Margins by Segment. These tables are included below under the caption Reconciliations of Non-GAAP to GAAP Financial Information.

Summary of Results
(in thousands, except per share amounts)

	Three Months Ended			Years Ended
	Dec 31,		Sep 30,	Dec 31,

	2018	2017	2018	2018	2017

Revenue	$495,095	$484,175	$519,300	$1,909,482	$1,921,507
Gross Margin	33,035	41,299	47,635	129,226	194,610
Income (Loss) from Operations	(97,144)	(9,115)	(1,552)	(145,482)	10,656
Net Income (Loss)	$(64,139)	$173,568	$(65,979)	$(212,327)	$166,398

Diluted Earnings (Loss) Per Share (EPS)	$(0.65)	$1.76	$(0.67)	$(2.16)	$1.68

Roderick A. Larson, President and Chief Executive Officer of Oceaneering, stated, "Overall, our fourth quarter adjusted operating results, and adjusted EBITDA of $31.1 million were in line with our expectations. We are pleased to report continued growth in our Advanced Technologies segment, where we achieved record earnings in the fourth quarter. As expected, due to seasonality and lower activity, our energy-related segments each reported a sequential quarterly decline in earnings, most notably in our Subsea Products and Subsea Projects segments. Consolidated adjusted operating results were $19.1 million less than third quarter.

"Sequentially, ROV operating results for the fourth quarter were down, due to 8% less revenue on 8% fewer days worked. Our fleet utilization for the fourth quarter was 52%, down from 56% in the third quarter, primarily attributable to seasonality associated with the global vessel market. Our fleet use during the fourth quarter was 67% in drill support and 33% in vessel-based activity, compared to the third quarter of 59% in drill support and 41% in vessel-based activity. At the end of 2018, our ROV fleet size was 275 vehicles as compared to 279 vehicles at the end of the third quarter.

"Subsea Products fourth quarter operating results were lower than the third quarter as a combined result of the Panama City manufacturing facility being offline for several weeks due to damage sustained from Hurricane Michael, and execution of lower margin work in our service and rental business. Our Subsea Products backlog at December 31, 2018 was $332 million, compared to our September 30, 2018 backlog of $333 million. Our book-to-bill ratio was 1.1 for the full year 2018.

"Sequentially, Subsea Projects adjusted operating results declined for the fourth quarter, mainly due to a seasonal slowdown in intervention, maintenance and repair (IMR) and survey activities. Additionally, our renewables business unit experienced a lull in activity and contract awards. Asset Integrity operating income was lower due to a seasonal decrease in activity.

"Advanced Technologies fourth quarter operating income grew significantly on a 6% increase in revenue, largely due to completion of certain jobs and close-out of contracts in our entertainment business and improved performance in our automated guided vehicle offerings, resulting in both a record quarter and year for this segment. Unallocated Expenses were in line with expectations.

"The full year of 2018 unfolded largely as we expected, with increased levels of oilfield activity being more than offset by lower pricing for our services and products. Year over year, our 2018 consolidated revenue approximated that of 2017, with revenue increases in ROV, Subsea Projects, Asset Integrity and Advanced Technologies being offset by a substantial revenue decline in Subsea Products. Despite record earnings in our Advanced Technologies segment, consolidated adjusted operating results decreased $74.2 million, with the largest declines in our Subsea Products and ROV segments. In 2018, each of our operating segments contributed positive EBITDA, and overall we generated adjusted EBITDA of $143 million. Annual capital expenditures totaled $178 million, including $68.6 million for acquisitions. We ended the year with $354 million in cash.

"We expect our 2019 financial results to improve year-over-year based on increased activity across all of our segments. For the year, we anticipate generating $140 million to $180 million of EBITDA, with positive EBITDA contributions from each of our operating segments. At the midpoint of this range, our EBITDA for 2019 would represent a 12% increase over 2018 adjusted EBITDA. Apart from seasonality, we view pricing and margins in the current market to be relatively stable. Operationally, we anticipate all of our segments, with the exception of Asset Integrity, to generate improved yearly results, with the largest increase in profitability occurring in Subsea Products and Advanced Technologies, beginning with the second quarter.

"For ROVs, our expectation for improved results is based on increased days on hire, minor shifts in geographic mix, and generally stable pricing while managing continued mobilization and make-ready challenges. We expect Subsea Products segment performance to improve as a result of securing good order intake in 2018 and early 2019, driving increased throughput within our manufactured products business unit, and higher activity levels and contribution from the services and rental unit. With increased overall activity and better absorption of our fixed costs, we anticipate that our operating income margins will settle in the mid-single digit range.

"Subsea Projects is expected to generate better results in 2019 with improvements in survey and renewables being modestly offset by reduced international and Gulf of Mexico vessel activity. Vessel dayrates remain very competitive but appear to have stabilized. We expect to place the Ocean Evolution into service during the second quarter of 2019. Asset Integrity results are expected to be relatively flat year-over-year as contract pricing remains extremely competitive.

"Our 2019 Advanced Technologies results are projected to increase, due to continued high demand and activity levels in our entertainment business, improvements in our automated guided vehicle operations, and modest growth in our government-related units.

"For 2019, we anticipate Unallocated Expenses to increase due to the expectation for higher projected short- and long-term performance-based incentive compensation expense. Our Unallocated Expenses have been running at decreased levels over the last few years, as our financial results have not achieved performance targets, primarily due to the prolonged downturn in the offshore oilfield markets we serve. Based on an expected increase in offshore activities, a more stable pricing environment, realized benefits from ongoing cost and performance initiatives, and continued growth in our Advanced Technology segment, we expect to achieve our performance targets for 2019, as well as longer-term. Therefore, as we reestablish accruals for our short-term and long-term incentive compensation programs, Unallocated Expenses are expected to average $35 million per quarter.

"Net interest expense is expected to be approximately $38 million, as a result of a full year of payments on our $300 million of senior notes issued in February 2018 and higher floating interest rates. In addition, we will not be capitalizing interest on the Ocean Evolution for the full year. We expect our 2019 income tax payments to be approximately $25 million. This represents taxes incurred in countries that impose tax on the basis of in-country revenues and bear no relationship to profitability of such operations. At this time, we do not foresee realizing a current-year tax benefit from our projected consolidated pre-tax loss, so any discussion of an estimated effective tax rate would not be meaningful.

"Our first quarter 2019 operating results and EBITDA are forecasted to be substantially lower than our fourth quarter results due to the combination of the increase in Unallocated Expenses discussed above and a lower operating income contribution from Advanced Technologies, due to a lower number of job completions and contract close-outs in our commercial businesses. We expect the combined results of our energy segments to be similar to the fourth quarter results.

"Capital discipline is of utmost importance and we expect to generate positive free cash flow for 2019. We expect our organic capital expenditures to total between $105 million and $125 million. This includes approximately $40 million to $50 million of maintenance capital expenditures and $65 million to $75 million of growth capital expenditures, including the final payments to complete the Jones Act vessel Ocean Evolution and the purchase of equipment needed to support the Brazil drill pipe riser contract we were awarded in the third quarter of 2018. In addition to our commitment to generate positive free cash flow in this market environment, we believe our strong cash position, $500 million undrawn revolving credit facility and debt maturity profile provide us ample resources and time to address future opportunities to improve our returns."

This release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs, future expected business and financial performance and prospects of Oceaneering. More specifically, the forward-looking statements in this press release include statements about: our backlog, to the extent backlog may be an indicator of future revenue or profitability; industry conditions; our financial results outlook for the full year and first quarter of 2019, including anticipated EBITDA and EBITDA contributions from each of our segments, and expected operating contributions from each of our segments and the associated explanations; our expectation about Subsea Products margins; the anticipated timing for the Ocean Evolution to be placed into service; our projected consolidated pre-tax operating loss; demand and activity levels in our business units; anticipated full year and quarterly Unallocated Expenses; our expectations about interest expense and the associated explanations; our expected income tax payments; the anticipated impact of current-year tax benefit on our projected consolidated pre-tax operating loss; our forecasted first quarter operating results from our segments and the associated comparisons and explanations; our expectation about the full year 2019 free cash flow; our expected 2019 capital expenditures; our belief that our strong cash position, revolving credit facility and debt maturity profile provide us with ample resources and time to address future opportunities to improve our returns. The forward-looking statements included in this release are based on our current expectations and are subject to certain risks, assumptions, trends and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. Among the factors that could cause actual results to differ materially include: factors affecting the level of activity in the oil and gas industry, including worldwide demand for and prices of oil and natural gas, oil and natural gas production growth and the supply and demand of offshore drilling rigs; decisions about offshore developments to be made by oil and gas exploration, development and production companies; the use of subsea completions and our ability to capture associated market share; general economic and business conditions and industry trends; the strength of the industry segments in which we are involved; cancellations of contracts, change orders and other contractual modifications and the resulting adjustments to our backlog; collections from our customers; our future financial performance, including as a result of the availability, terms and deployment of capital; the consequences of significant changes in currency exchange rates; the volatility and uncertainties of credit markets; changes in tax laws, regulations and interpretation by taxing authorities; changes in, or our ability to comply with, other laws and governmental regulations, including those relating to the environment; the continued availability of qualified personnel; our ability to obtain raw materials and parts on a timely basis and, in some cases, from limited sources; operating risks normally incident to offshore exploration, development and production operations; hurricanes and other adverse weather and sea conditions; cost and time associated with drydocking of our vessels; the highly competitive nature of our businesses; adverse outcomes from legal or regulatory proceedings; the risks associated with integrating businesses we acquire; rapid technological changes; and social, political, military and economic situations in foreign countries where we do business and the possibilities of civil disturbances, war, other armed conflicts or terrorist attacks. For a more complete discussion of these and other risk factors, please see Oceaneering’s latest annual report on Form 10‑K and subsequent quarterly reports on Form 10‑Q filed with the Securities and Exchange Commission.

Oceaneering is a global provider of engineered services and products, primarily to the offshore energy industry. Through the use of its applied technology expertise, Oceaneering also serves the defense, entertainment, and aerospace industries.
For more information on Oceaneering, please visit www.oceaneering.com.

Contact:
Mark Peterson
Vice President, Corporate Development and Investor Relations
Oceaneering International, Inc.
713-329-4507
investorrelations@oceaneering.com

- Tables follow on next page -

OCEANEERING INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

				Dec 31, 2018	Dec 31, 2017
				(in thousands)
ASSETS
Current Assets (including cash and cash equivalents of $354,259 and $430,316)				$1,244,889	$1,187,402
Net Property and Equipment				964,670	1,064,204
Other Assets				615,439	772,344
TOTAL ASSETS				$2,824,998	$3,023,950

LIABILITIES AND EQUITY
Current Liabilities				$494,741	$435,797
Long-term Debt				786,580	792,312
Other Long-term Liabilities				128,379	131,323
Equity				1,415,298	1,664,518
TOTAL LIABILITIES AND EQUITY				$2,824,998	$3,023,950

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended			For the Year Ended
	Dec 31, 2018	Dec 31, 2017	Sep 30, 2018	Dec 31, 2018	Dec 31, 2017
	(in thousands, except per share amounts)

Revenue	$495,095	$484,175	$519,300	$1,909,482	$1,921,507
Cost of services and products	462,060	442,876	471,665	1,780,256	1,726,897
Gross Margin	33,035	41,299	47,635	129,226	194,610
Selling, general and administrative expense	53,730	50,414	49,187	198,259	183,954
Goodwill impairment	76,449	—	—	76,449	—
Income (loss) from Operations	(97,144)	(9,115)	(1,552)	(145,482)	10,656
Interest income	1,775	1,976	2,645	9,962	7,355
Interest expense	(9,684)	(5,300)	(9,885)	(37,742)	(27,817)
Equity earnings (losses) of unconsolidated affiliates	(519)	(185)	(1,684)	(3,783)	(1,983)
Other income (expense), net	(2,390)	(2,154)	5,632	(8,788)	(6,055)
Income (loss) before Income Taxes	(107,962)	(14,778)	(4,844)	(185,833)	(17,844)
Provision for income taxes (benefit)	(43,823)	(188,346)	61,135	26,494	(184,242)
Net income (loss)	$(64,139)	$173,568	$(65,979)	$(212,327)	$166,398

Weighted average diluted shares outstanding	98,534	98,852	98,533	98,496	98,764
Diluted Earnings (loss) per Share	$(0.65)	$1.76	$(0.67)	$(2.16)	$1.68

The above Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Operations should be read in conjunction with the Company's latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

SEGMENT INFORMATION
		For the Three Months Ended			For the Year Ended
		Dec 31, 2018	Dec 31, 2017	Sep 30, 2018	Dec 31, 2018	Dec 31, 2017
		($ in thousands)

Remotely Operated Vehicles	Revenue	$96,736	$91,584	$105,045	$394,801	$393,655
	Gross Margin	$6,764	$9,154	$8,757	$32,652	$50,937
Operating Income (Loss)		$(1,275)	$1,056	$772	$1,641	$22,366
Operating Income (Loss) %		(1)%	1%	1%	—%	6%
	Days available	25,272	25,737	25,668	101,464	101,951
	Days utilized	13,147	10,785	14,249	52,084	47,282
	Utilization %	52%	42%	56%	51%	46%

Subsea Products	Revenue	$129,509	$156,398	$137,099	$515,000	$625,513
	Gross Margin	$10,156	$24,384	$18,748	$59,984	$97,086
Operating Income (Loss)		$(3,803)	$11,121	$5,367	$5,614	$45,539
Operating Income (Loss)%		(3)%	7%	4%	1%	7%
Backlog at end of period		$332,000	$276,000	$333,000	$332,000	$276,000

Subsea Projects	Revenue	$89,295	$73,376	$104,972	$329,163	$291,993
	Gross Margin	$2,795	$4,348	$10,829	$9,596	$25,021
Operating Income (Loss)		$(79,379)	$580	$6,088	$(86,008)	$10,279
Operating Income (Loss) %		(89)%	1%	6%	(26)%	4%

Asset Integrity	Revenue	$62,830	$64,830	$62,346	$253,886	$236,778
	Gross Margin	$8,086	$9,243	$9,430	$34,995	$37,382
Operating Income		$1,349	$2,159	$2,275	$8,660	$11,231
Operating Income %		2%	3%	4%	3%	5%

Advanced Technologies	Revenue	$116,725	$97,987	$109,838	$416,632	$373,568
	Gross Margin	$22,314	$8,383	$14,824	$58,959	$44,421
Operating Income		$15,406	$2,779	$8,960	$33,920	$22,039
Operating Income %		13%	3%	8%	8%	6%

Unallocated Expenses
Gross Margin		$(17,080)	$(14,213)	$(14,953)	$(66,960)	$(60,237)
Operating Income		$(29,442)	$(26,810)	$(25,014)	$(109,309)	$(100,798)

TOTAL	Revenue	$495,095	$484,175	$519,300	$1,909,482	$1,921,507
	Gross Margin	$33,035	$41,299	$47,635	$129,226	$194,610
Operating Income (Loss)		$(97,144)	$(9,115)	$(1,552)	$(145,482)	$10,656
Operating Income (Loss) %		(20)%	(2)%	—%	(8)%	1%

SELECTED CASH FLOW INFORMATION

	For the Three Months Ended			For the Year Ended
	Dec 31, 2018	Dec 31, 2017	Sep 30, 2018	Dec 31, 2018	Dec 31, 2017
	(in thousands)

Capital expenditures, including acquisitions	$25,721	$33,780	$30,389	$178,038	$104,958

Depreciation and Amortization:
Energy Services and Products
Remotely Operated Vehicles	$27,972	$27,445	$27,428	$111,311	$113,979
Subsea Products	11,797	13,437	12,349	53,085	52,561
Subsea Projects	85,651	8,127	7,464	114,481	31,869
Asset Integrity	1,585	2,336	1,635	6,904	7,715
Total Energy Services and Products	127,005	51,345	48,876	285,781	206,124
Advanced Technologies	786	794	792	3,081	3,171
Unallocated Expenses	1,125	900	1,035	4,728	4,224
Total Depreciation and Amortization	$128,916	$53,039	$50,703	$293,590	$213,519

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION

In addition to financial results determined in accordance with U.S. generally accepted accounting principles ("GAAP"), this Press Release also includes non-GAAP financial measures (as defined under SEC Regulation G). We have included Adjusted Net Income and Diluted Earnings per Share, each of which excludes the effects of certain specified items, as set forth in the tables that follow. As a result, these amounts are non-GAAP financial measures. We believe these are useful measures for investors to review, because they provide consistent measures of the underlying results of our ongoing business. Furthermore, our management uses these as measures of the performance of our operations. We have also included disclosures of Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), EBITDA Margin, 2019 EBITDA Estimates and Free Cash Flow, as well as the following by segment: Adjusted Operating Income and Margin, EBITDA, EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin. We define EBITDA Margin as EBITDA divided by revenue. Adjusted EBITDA and Adjusted EBITDA Margin as well as Adjusted Operating Income and Margin and related information by segment exclude the effects of certain specified items, as set forth in the tables that follow. EBITDA and EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin, and Adjusted Operating Income and Margin and related information by segment are each non-GAAP financial measures. We define Free Cash Flow as cash flow provided by operating activities less organic capital expenditures (i.e., purchases of property and equipment other than those in business acquisitions). We have included these disclosures in this press release because EBITDA, EBITDA Margin and Free Cash Flow are widely used by investors for valuation and comparing our financial performance with the performance of other companies in our industry, and the adjusted amounts thereof (as well as Adjusted Operating Income and Margin by Segment) provide more consistent measures than the unadjusted amounts. Furthermore, our management uses these measures for purposes of evaluating our financial performance. Our presentation of EBITDA, EBITDA Margin and Free Cash Flow (and the Adjusted amounts thereof) may not be comparable to similarly titled measures other companies report. Non-GAAP financial measures should be viewed in addition to and not as substitutes for our reported operating results, cash flows or any other measure prepared and reported in accordance with GAAP. The tables that follow provide reconciliations of the non-GAAP measures used in this press release to the most directly comparable GAAP measures.

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)
Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS)
	For the Three Months Ended
	Dec 31, 2018		Dec 31, 2017		Sep 30, 2018
	Net Income	Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS
	(in thousands, except per share amounts)
Net Income (Loss) and Diluted EPS as reported in accordance with GAAP	$(64,139)	$(0.65)	$173,568	$1.76	$(65,979)	$(0.67)
Pre-tax adjustments for the effects of:
Charge related to prior year non-income related taxes	—		700		—
Goodwill impairment	76,449		—		—
Gain on sale of Investment	—		—		(9,293)
Foreign currency losses	2,559		1,750		3,745
Total pre-tax adjustments	79,008		2,450		(5,548)

Tax effect on pre-tax adjustments at the applicable jurisdictional statutory rate in effect for respective periods (2)	(11,914)		(858)		1,165
Discrete tax adjustments:
Uncertain tax positions	7,811		—		3,571
Tax reform	560		(222,019)		7,932
Valuation allowances	(3,784)		56,026		39,136
Other	(241)		(23,124)		5,853
Total discrete tax adjustments	4,346		(189,117)		56,492
Difference in tax provision on income before taxes in accordance with GAAP (1)	—		5,944		—
Total of adjustments	71,440		(181,581)		52,109
Adjusted Net Income (Loss) and Adjusted Diluted EPS	$7,301	$0.07	$(8,013)	$(0.08)	$(13,870)	$(0.14)

Weighted average diluted shares outstanding utilized for Adjusted Diluted EPS		99,331		98,279		98,533

			For the Year Ended
			Dec 31, 2018		Dec 31, 2017
			Net Income	Diluted EPS	Net Income	Diluted EPS
			(in thousands, except per share amounts)
Net Income (Loss) and Diluted EPS as reported in accordance with GAAP			$(212,327)	$(2.16)	$166,398	$1.68
Pre-tax adjustments for the effects of:
Charge related to prior year non-income related taxes			—		2,200
Goodwill impairment			76,449		—
Property & equipment write-offs			4,233		—
Intangible asset write-offs			3,458		—
Gain on sale of investment			(9,293)		—
Foreign currency losses			18,037		5,156
Total pre-tax adjustments			92,884		7,356
Tax effect on pre-tax adjustments at the applicable jurisdictional statutory rate in effect for respective periods (2)			(14,668)		(2,575)
Discrete tax adjustments:
Uncertain tax positions			12,644		—
Tax reform			8,492		(222,019)
Valuation allowances			35,352		56,026
Other			7,930		(23,124)
Total discrete tax adjustments			64,418		(189,117)
Difference in tax provision on income before taxes in accordance with GAAP (1)			—		11,121
Total of adjustments			142,634		(173,215)
Adjusted Net Income (Loss) and Adjusted Diluted EPS			$(69,693)	$(0.71)	$(6,817)	$(0.07)

Weighted average diluted shares outstanding utilized for Adjusted Net Income (Loss)				98,496		98,238

Note:
(1)
For consistency in presentation, the difference in tax provision on income before taxes is computed using the U.S. statutory rate of 35% for 2017, in determining Adjusted Net Income (Loss) for the respective periods. This is not calculated for the three months and twelve months ended December 31, 2018, and three months ended September 30, 2018 due to changes in U.S. tax law.

(2)	For the three months and twelve months ended December 31, 2018, $22.3 million of goodwill impairment is not deductible for tax purposes.

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and EBITDA Margins

	For the Three Months Ended			For the Year Ended
	Dec 31, 2018	Dec 31, 2017	Sep 30, 2018	Dec 31, 2018	Dec 31, 2017
	($ in thousands)

Net income (loss)	$(64,139)	$173,568	$(65,979)	$(212,327)	$166,398
Depreciation and amortization	128,916	53,039	50,703	293,590	213,519
Subtotal	64,777	226,607	(15,276)	81,263	379,917
Interest expense, net of interest income	7,909	3,324	7,240	27,780	20,462
Amortization included in interest expense	(333)	(283)	(332)	(1,772)	(1,132)
Provision for income taxes (benefit)	(43,823)	(188,346)	61,135	26,494	(184,242)
EBITDA	$28,530	$41,302	$52,767	$133,765	$215,005

Revenue	$495,095	$484,175	$519,300	$1,909,482	$1,921,507

EBITDA margin %	6%	9%	10%	7%	11%

2019 EBITDA Estimates

	Low	High
	(in thousands)
Loss before income taxes	$(110,000)	$(70,000)
Depreciation and amortization	212,000	212,000
Subtotal	102,000	142,000
Interest expense, net of interest income	38,000	38,000
EBITDA	$140,000	$180,000

Free Cash Flows
	For the Year Ended
	Dec 31, 2018	Dec 31, 2017
	(in thousands)
Net income (loss)	$(212,327)	$166,398
Depreciation and amortization	293,590	213,519
Other increases (decreases) in cash from operating activities	(44,696)	(243,439)
Cash flow provided by operating activities	36,567	136,478
Purchases of property and equipment	(109,467)	(93,680)
Free Cash Flow	$(72,900)	$42,798

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Operating Income (Loss) and Margins by Segment

	For the Three Months Ended December 31, 2018
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses	Total
	($ in thousands)
Operating income (loss) as reported in accordance with GAAP	$(1,275)	$(3,803)	$(79,379)	$1,349	$15,406	$(29,442)	$(97,144)
Adjustments for the effects of:
Goodwill impairment	—	—	76,449	—	—	—	76,449
Total of adjustments	—	—	76,449	—	—	—	76,449
Adjusted operating income (loss)	$(1,275)	$(3,803)	$(2,930)	$1,349	$15,406	$(29,442)	$(20,695)

Revenue	$96,736	$129,509	$89,295	$62,830	$116,725		$495,095
Operating income (loss) % as reported in accordance with GAAP	(1)%	(3)%	(89)%	2%	13%		(20)%
Operating income (loss) % using adjusted amounts	(1)%	(3)%	(3)%	2%	13%		(4)%

	For the Three Months Ended December 31, 2017
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses	Total
	($ in thousands)
Operating income (loss) as reported in accordance with GAAP	$1,056	$11,121	$580	$2,159	$2,779	$(26,810)	$(9,115)
Adjustments for the effects of:
Charge related to prior year non-income related taxes	600	100	—	—	—	—	700
Total of adjustments	600	100	—	—	—	—	700
Adjusted operating income (loss)	$1,656	$11,221	$580	$2,159	$2,779	$(26,810)	$(8,415)

Revenue	$91,584	$156,398	$73,376	$64,830	$97,987		$484,175
Operating income (loss) % as reported in accordance with GAAP	1%	7%	1%	3%	3%		(2)%
Operating income (loss) % using adjusted amounts	2%	7%	1%	3%	3%		(2)%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Operating Income (Loss) and Margins by Segment

	For the Three Months Ended September 30, 2018
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses	Total
	($ in thousands)
Operating income (loss) as reported in accordance with GAAP	$772	$5,367	$6,088	$2,275	$8,960	$(25,014)	$(1,552)
Adjusted operating income (loss)	$772	$5,367	$6,088	$2,275	$8,960	$(25,014)	$(1,552)

Revenue	$105,045	$137,099	$104,972	$62,346	$109,838		$519,300
Operating income (loss) % as reported in accordance with GAAP	1%	4%	6%	4%	8%		—%
Operating income (loss) % using adjusted amounts	1%	4%	6%	4%	8%		—%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Operating Income (Loss) and Margins by Segment

	For the Year Ended December 31, 2018
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses	Total
	($ in thousands)
Operating income (loss) as reported in accordance with GAAP	$1,641	$5,614	$(86,008)	$8,660	$33,920	$(109,309)	$(145,482)
Adjustments for the effects of:
Goodwill impairment	—	—	76,449	—	—	—	76,449
Property & equipment write-offs	617	1,531	2,085	—	—	—	4,233
Intangible assets write-offs	—	—	3,458	—	—	—	3,458
Total of adjustments	617	1,531	81,992	—	—	—	84,140
Adjusted operating income (loss)	$2,258	$7,145	$(4,016)	$8,660	$33,920	$(109,309)	$(61,342)

Revenue	$394,801	$515,000	$329,163	$253,886	$416,632		$1,909,482
Operating income (loss) % as reported in accordance with GAAP	—%	1%	(26)%	3%	8%		(8)%
Operating income (loss) % using adjusted amounts	1%	1%	(1)%	3%	8%		(3)%

	For the Year Ended December 31, 2017
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses	Total
	($ in thousands)
Operating income as reported in accordance with GAAP	$22,366	$45,539	$10,279	$11,231	$22,039	$(100,798)	$10,656
Adjustments for the effects of:
Charge related to prior year non-income related taxes	1,875	325	—	—	—	—	2,200
Total of adjustments	1,875	325	—	—	—	—	2,200
Adjusted operating income	$24,241	$45,864	$10,279	$11,231	$22,039	$(100,798)	$12,856

Revenue	$393,655	$625,513	$291,993	$236,778	$373,568		$1,921,507
Operating income % as reported in accordance with GAAP	6%	7%	4%	5%	6%		1%
Operating income % using adjusted amounts	6%	7%	4%	5%	6%		1%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Three Months Ended December 31, 2018
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses and other	Total
	($ in thousands)
Operating income (loss) as reported in accordance with GAAP	$(1,275)	$(3,803)	$(79,379)	$1,349	$15,406	$(29,442)	$(97,144)
Adjustments for the effects of:
Depreciation and amortization	27,972	11,797	85,651	1,585	786	1,125	128,916
Other pre-tax	—	—	—	—	—	(3,242)	(3,242)
EBITDA	26,697	7,994	6,272	2,934	16,192	(31,559)	28,530
Adjustments for the effects of:
Foreign currency losses	—	—	—	—	—	2,559	2,559
Total of adjustments	—	—	—	—	—	2,559	2,559
Adjusted EBITDA	$26,697	$7,994	$6,272	$2,934	$16,192	$(29,000)	$31,089

Revenue	$96,736	$129,509	$89,295	$62,830	$116,725		$495,095
Operating income (loss) % as reported in accordance with GAAP	(1)%	(3)%	(89)%	2%	13%		(20)%
EBITDA Margin	28%	6%	7%	5%	14%		6%
Adjusted EBITDA Margin	28%	6%	7%	5%	14%		6%

	For the Three Months Ended December 31, 2017
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses and other	Total
	($ in thousands)
Operating income (loss) as reported in accordance with GAAP	$1,056	$11,121	$580	$2,159	$2,779	$(26,810)	$(9,115)
Adjustments for the effects of:
Depreciation and amortization	27,445	13,437	8,127	2,336	794	900	53,039
Other pre-tax	—	—	—	—	—	(2,622)	(2,622)
EBITDA	28,501	24,558	8,707	4,495	3,573	(28,532)	41,302
Adjustments for the effects of:
Charge related to prior year non-income related taxes	600	100	—	—	—	—	700
Foreign currency losses	—	—	—	—	—	1,750	1,750
Total of adjustments	600	100	—	—	—	1,750	2,450
Adjusted EBITDA	$29,101	$24,658	$8,707	$4,495	$3,573	$(26,782)	$43,752

Revenue	$91,584	$156,398	$73,376	$64,830	$97,987		$484,175
Operating income (loss) % as reported in accordance with GAAP	1%	7%	1%	3%	3%		(2)%
EBITDA Margin	31%	16%	12%	7%	4%		9%
Adjusted EBITDA Margin	32%	16%	12%	7%	4%		9%
`

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Three Months Ended September 30, 2018
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses and other	Total
	($ in thousands)
Operating income (loss) as reported in accordance with GAAP	$772	$5,367	$6,088	$2,275	$8,960	$(25,014)	$(1,552)
Adjustments for the effects of:
Depreciation and amortization	27,428	12,349	7,464	1,635	792	1,035	50,703
Other pre-tax	—	—	—	—	—	3,616	3,616
EBITDA	28,200	17,716	13,552	3,910	9,752	(20,363)	52,767
Adjustments for the effects of:
Gain on sale of investment	—	—	—	—	—	(9,293)	(9,293)
Foreign currency losses	—	—	—	—	—	3,745	3,745
Total of adjustments	—	—	—	—	—	(5,548)	(5,548)
Adjusted EBITDA	$28,200	$17,716	$13,552	$3,910	$9,752	$(25,911)	$47,219

Revenue	$105,045	$137,099	$104,972	$62,346	$109,838		$519,300
Operating income (loss) % as reported in accordance with GAAP	1%	4%	6%	4%	8%		—%
EBITDA Margin	27%	13%	13%	6%	9%		10%
Adjusted EBITDA Margin	27%	13%	13%	6%	9%		9%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Year Ended December 31, 2018
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses and other	Total
	($ in thousands)
Operating income (loss) as reported in accordance with GAAP	$1,641	$5,614	$(86,008)	$8,660	$33,920	$(109,309)	$(145,482)
Adjustments for the effects of:
Depreciation and amortization	111,311	53,085	114,481	6,904	3,081	4,728	293,590
Other pre-tax	—	—	—	—	—	(14,343)	(14,343)
EBITDA	112,952	58,699	28,473	15,564	37,001	(118,924)	133,765
Adjustments for the effects of:
Gain on sale of investment	—	—	—	—	—	(9,293)	(9,293)
Foreign currency losses	—	—	—	—	—	18,037	18,037
Total of adjustments	—	—	—	—	—	8,744	8,744
Adjusted EBITDA	$112,952	$58,699	$28,473	$15,564	$37,001	$(110,180)	$142,509

Revenue	$394,801	$515,000	$329,163	$253,886	$416,632		$1,909,482
Operating income (loss) % as reported in accordance with GAAP	—%	1%	(26)%	3%	8%		(8)%
EBITDA Margin	29%	11%	9%	6%	9%		7%
Adjusted EBITDA Margin	29%	11%	9%	6%	9%		7%

	For the Year Ended December 31, 2017
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses and other	Total
	($ in thousands)
Operating income as reported in accordance with GAAP	$22,366	$45,539	$10,279	$11,231	$22,039	$(100,798)	$10,656
Adjustments for the effects of:
Depreciation and amortization	113,979	52,561	31,869	7,715	3,171	4,224	213,519
Other pre-tax	—	—	—	—	—	(9,170)	(9,170)
EBITDA	136,345	98,100	42,148	18,946	25,210	(105,744)	215,005
Adjustments for the effects of:
Charge related to prior year non-income related taxes	1,875	325	—	—	—	—	2,200
Foreign currency losses	—	—	—	—	—	5,156	5,156
Total of adjustments	1,875	325	—	—	—	5,156	7,356
Adjusted EBITDA	$138,220	$98,425	$42,148	$18,946	$25,210	$(100,588)	$222,361

Revenue	$393,655	$625,513	$291,993	$236,778	$373,568		$1,921,507
Operating income % as reported in accordance with GAAP	6%	7%	4%	5%	6%		1%
EBITDA Margin	35%	16%	14%	8%	7%		11%
Adjusted EBITDA Margin	35%	16%	14%	8%	7%		12%